Exhibit 99.2

T·J·maxx
TARGET
WHOLE FOODS
MARKET
STARBUCKS
COFFEE
LOCAL

FIRST QUARTER 2014

SUPPLEMENTAL FINANCIAL INFORMATION

RPAI®

Retail Properties of America, Inc.

www.rpai.com | NYSE: RPAI

TABLE OF CONTENTS

EARNINGS RELEASE .... i-vi

FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations, Operating FFO and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Unsecured Credit Facility Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9-10

TRANSACTION SUMMARY

Acquisitions and Dispositions 11

PORTFOLIO SUMMARY

Property Overview 12
State/Regional Summary 13
Retail Operating Portfolio Occupancy 14
Top Retail Tenants 15
Retail Leasing Activity Summary 16
Retail Lease Expirations 17

UNCONSOLIDATED JOINT VENTURE SUMMARY

Unconsolidated Joint Venture Combined Financial Statements 18-20
Unconsolidated Joint Venture Overview and Debt Summary 21

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 22-26

Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS
Oak Brook, IL – May 5, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter ended March 31, 2014.
FINANCIAL RESULTS
For the quarter ended March 31, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $63.0 million, or $0.27 per share, compared to $52.2 million, or $0.23 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $65.7 million, or $0.28 per share, compared to $43.2 million, or $0.19 per share, for the same period in 2013;

▪	Net income (loss) attributable to common shareholders of $11.8 million, or $0.05 per share, compared to $(4.2) million, or $(0.02) per share, for the same period in 2013.
OPERATING RESULTS
For the quarter ended March 31, 2014, the Company’s results for its consolidated portfolio were as follows:

▪
4.5% increase in total same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 93.2% at March 31, 2014, down 50 basis points from 93.7% at December 31, 2013 and up 180 basis points from 91.4% at March 31, 2013;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.6% at March 31, 2014, down 10 basis points from 94.7% at December 31, 2013 and up 190 basis points from 92.7% at March 31, 2013;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.3% at March 31, 2014, down 10 basis points from 94.4% at December 31, 2013 and up 210 basis points from 92.2% at March 31, 2013;

▪	1,075,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 204 new and renewal leases;

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 7.2%.
“We are pleased to report another strong quarter of financial and operational results, highlighted by significant occupancy gains and compelling leasing spreads,” stated Steve Grimes, president and chief executive officer. “Our solid momentum and opportunistic transactional activity, combined with support from the capital markets, has enabled the continued execution of our strategic objectives.”
INVESTMENTS ACTIVITY
Property Transactions
During the quarter, the Company acquired Heritage Square, a 53,100 square foot neighborhood shopping center located in the Seattle metropolitan statistical area (MSA) for a gross purchase price of $18.0 million. The property is 100% leased and sits in the primary retail corridor of a high barrier-to-entry sub-market. In addition, the Company acquired the fee interest in one of its consolidated multi-tenant retail properties for a gross purchase price of $10.4 million.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

During the quarter, the Company sold one non-strategic asset for a gross sales price of $9.3 million. Subsequent to quarter end, the Company sold one additional non-strategic asset for a gross sales price of $47.2 million.
Joint Venture Transactions
Subsequent to quarter end, the Company entered into an agreement to acquire six multi-tenant retail assets through the dissolution of its MS Inland joint venture. The joint venture owns the portfolio on an 80/20 basis (80% owned by the Company’s partner and 20% owned by the Company). The Company will acquire its partner’s 80% ownership interest in the six properties. The properties have an agreed upon value of $292.5 million, with the Company’s partner’s 80% interest valued at $234.0 million. The Company will also assume the joint venture’s $142.2 million of in-place mortgage financing, as of March 31, 2014, at a weighted average interest rate of 4.79%. The transaction is expected to close in June 2014, subject to customary closing conditions.
Properties to be acquired:

•	Lincoln Park, Dallas MSA	•	Oswego Commons, Chicago MSA
•	Huebner Oaks Center, San Antonio MSA	•	John's Creek Village, Atlanta MSA
•	Gardiner Manor Mall, New York MSA	•	Commons at Royal Palm, Miami MSA
BALANCE SHEET ACTIVITY
Investment Grade Rating
In January, Moody’s Investors Service assigned a (P)Baa3 rating with a stable outlook to the Company’s senior unsecured shelf registration. Moody’s indicated in their announcement that the investment grade rating reflects RPAI’s conservative capital structure and strong credit metrics including solid fixed charge coverage and low overall leverage.
Senior Unsecured Notes
The Company has agreed in principle to the pricing of a $250 million private placement of senior unsecured notes (the Notes) to be issued to institutional investors, consisting of $150 million of notes with a ten-year term, priced at a fixed interest rate of 4.58%, and $100 million of notes with a seven-year term, priced at a fixed interest rate of 4.12%, resulting in a weighted average fixed interest rate of 4.40%. Borrowings are expected to be drawn on June 30, 2014. The issuance of the Notes is subject to conditions, including, among others, the negotiation and execution of definitive documentation. There can be no assurance that these conditions will be satisfied or that the issuance of the Notes will occur on the terms described herein, or at all.
CAPITAL MARKETS ACTIVITY
As of March 31, 2014, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, down from 6.7x as of March 31, 2013, or a net debt and preferred stock to adjusted EBITDA ratio of 6.3x, down from 7.1x as of March 31, 2013. Consolidated indebtedness, as of March 31, 2014, had a weighted average contractual interest rate of 4.84% and a weighted average maturity of 4.5 years.
During the quarter, the Company repaid $46.2 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 5.87%.

GUIDANCE
The Company is increasing its 2014 Operating FFO guidance to a range of $0.99 - $1.03 per share from $0.96 - $1.00 per share.
DIVIDEND
On April 22, 2014, the Company’s Board of Directors declared the second quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2014, which will be paid on June 30, 2014, to preferred shareholders of record on June 19, 2014.
On April 22, 2014, the Company’s Board of Directors also declared the second quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on July 10, 2014, to Class A common shareholders of record on June 27, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will host a webcast on Tuesday, May 6, 2014, at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online in the Investor Relations section of the Company’s website at www.rpai.com. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on May 6, 2014, until midnight (EDT) on May 20, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13579426.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of March 31, 2014, the Company owned 227 retail operating properties representing 31.2 million square feet, including its pro rata share of unconsolidated joint ventures. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of (gain) loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Same Store NOI. The Company defines Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Same Store NOI represents NOI from our same store portfolio consisting of 221 operating properties acquired or placed in service prior to January 1, 2013. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, one investment property classified as held for sale as of March 31, 2014 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment

Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO and Operating FFO Guidance (a)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.30	$0.34
Depreciation and amortization	0.91	0.91
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.24)	(0.24)
FFO	$0.97	$1.01

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Other	(0.02)	(0.02)
Operating FFO	$0.99	$1.03

(a)Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,177,572	$1,174,065
Building and other improvements	4,558,670	4,586,657
Developments in progress	45,395	43,796
	5,781,637	5,804,518
Less accumulated depreciation	(1,360,637)	(1,330,474)
Net investment properties	4,421,000	4,474,044

Cash and cash equivalents	62,667	58,190
Investment in unconsolidated joint ventures	14,268	15,776
Accounts and notes receivable (net of allowances of $7,270 and $8,197, respectively)	76,046	80,818
Acquired lease intangible assets, net	121,026	129,561
Assets associated with investment properties held for sale	48,742	8,616
Other assets, net	104,212	110,571
Total assets	$4,847,961	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,037 and $1,175, respectively, and unamortized discount of $(853) and $(981), respectively)	$1,612,442	$1,684,633
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	230,000	165,000
Accounts payable and accrued expenses	42,131	54,457
Distributions payable	39,181	39,138
Acquired lease intangible liabilities, net	90,973	91,881
Liabilities associated with investment properties held for sale	31,258	6,603
Other liabilities	70,022	77,030
Total liabilities	2,566,007	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at March 31, 2014 and December 31, 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,564 and 236,302 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	237	236
Additional paid-in capital	4,920,185	4,919,633
Accumulated distributions in excess of earnings	(2,639,211)	(2,611,796)
Accumulated other comprehensive loss	(756)	(738)
Total shareholders' equity	2,280,460	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,281,954	2,308,834
Total liabilities and equity	$4,847,961	$4,877,576

1st Quarter 2014 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$117,128	$106,295
Tenant recovery income	29,748	23,322
Other property income	1,912	2,444
Total revenues	148,788	132,061

Expenses:
Property operating expenses	26,526	22,583
Real estate taxes	18,414	16,811
Depreciation and amortization	53,596	51,008
Provision for impairment of investment properties	394	—
(Gain) loss on lease terminations	(169)	211
General and administrative expenses	8,450	8,055
Total expenses	107,211	98,668

Operating income	41,577	33,393

Gain on extinguishment of other liabilities	4,258	—
Equity in loss of unconsolidated joint ventures, net	(778)	(401)
Interest expense	(31,863)	(45,697)
Other income, net	427	1,076
Income (loss) from continuing operations	13,621	(11,629)

Discontinued operations:
(Loss) income, net	(148)	576
Gain on sales of investment properties	655	4,909
Income from discontinued operations	507	5,485
Gain on sales of investment properties	—	4,264
Net income (loss)	14,128	(1,880)
Net income (loss) attributable to the Company	14,128	(1,880)
Preferred stock dividends	(2,362)	(2,362)
Net income (loss) attributable to common shareholders	$11,766	$(4,242)

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.05	$(0.04)
Discontinued operations	—	0.02
Net income (loss) per common share attributable to common shareholders	$0.05	$(0.02)

Weighted average number of common shares outstanding - basic	236,151	230,611

Weighted average number of common shares outstanding - diluted	236,153	230,611

1st Quarter 2014 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended March 31,
	2014	2013

Net income (loss) attributable to common shareholders	$11,766	$(4,242)
Depreciation and amortization	54,243	57,372
Provision for impairment of investment properties	394	224
Gain on sales of investment properties	(655)	(10,150)
FFO	$65,748	$43,204

FFO per common share outstanding	$0.28	$0.19

FFO	$65,748	$43,204
Impact on earnings from the early extinguishment of debt, net	1,680	7,333
Joint venture investment impairment	—	1,700
Provision for hedge ineffectiveness	(13)	153
Other	(4,373)	(200)
Operating FFO	$63,042	$52,190

Operating FFO per common share outstanding	$0.27	$0.23

Weighted average number of common shares outstanding - basic	236,151	230,611
Dividends declared per common share	$0.165625	$0.165625

Additional Information
Lease-related expenditures (c)
Same store	$7,309	$9,381
Other investment properties	$982	$225
Discontinued operations	$—	$1,637
Pro rata share of unconsolidated joint ventures	$22	$108

Capital expenditures (d)
Same store	$3,478	$3,180
Other investment properties	$60	$57
Discontinued operations	$6	$211
Pro rata share of unconsolidated joint ventures	$4	$27

Straight-line rental income, net (b)	$1,951	$(591)
Amortization of above and below market lease intangibles and lease inducements (b) (e)	$381	$299
Non-cash ground rent expense (b) (f)	$882	$907

(a)	Refer to page 22 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(d)	Consists of payments for building, site and other improvements and excludes developments in progress.

(e)
Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within "(Gain) loss on lease terminations." For the three months ended March 31, 2014 and 2013, the balances were $438 and $(157), respectively.

(f)	Includes amortization of acquired ground lease intangibles.

1st Quarter 2014 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	March 31, 2014	December 31, 2013
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,334 and $6,549, respectively)	$24,691	$31,096
Straight-line receivables (net of allowances of $936 and $1,648, respectively)	51,355	49,722
Total	$76,046	$80,818

Other Assets, net
Deferred costs, net	$48,243	$48,790
Restricted cash and escrows	37,232	40,198
Other assets, net	18,737	21,583
Total	$104,212	$110,571

Other Liabilities
Unearned income	$20,122	$24,633
Straight-line ground rent liability	28,684	31,920
Fair value of derivatives	756	751
Other liabilities	20,460	19,726
Total	$70,022	$77,030

Developments in Progress
Active developments	$5,919	$4,321
Property available for future development	39,476	39,475
Total	$45,395	$43,796

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2014	2013
Rental Income
Base rent	$113,573	$104,641
Percentage and specialty rent	1,661	2,172
Straight-line rent	1,943	(706)
Amortization of above and below market lease intangibles and lease inducements	(49)	188
Total	$117,128	$106,295

Other Property Income
Lease termination income	$130	$639
Other property income	1,782	1,805
Total	$1,912	$2,444

(Gain) Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$233	$352
Write-off of tenant-related above and below market lease intangibles and lease inducements	(402)	(141)
Total	$(169)	$211

Bad Debt Expense	$516	$513

Non-Cash Ground Rent Expense (a)	$882	$774

Management Fee Income from Joint Ventures (b)	$211	$812

Capitalized Interest	$—	$—

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Amounts are included in "Other income, net" in the condensed consolidated statements of operations.

1st Quarter 2014 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)

Same store portfolio (a)
	March 31,
	2014	2013	Change

Occupancy	93.2%	91.4%	1.8%

Percent leased (b)	94.6%	93.2%	1.4%

Same store NOI (c)
	Three Months Ended March 31,
	2014	2013	Change

Operating revenues
Rental income	$105,013	$103,234
Tenant recovery income	26,195	22,269
Other property income	1,650	1,770
	132,858	127,273
Operating expenses
Property operating expenses	21,711	20,102
Bad debt expense	302	608
Real estate taxes	16,298	16,095
	38,311	36,805

Same store NOI	$94,547	$90,468	4.5%
NOI from Other Investment Properties	8,184	2,852
Total NOI from Continuing Operations	$102,731	$93,320	10.1%

Combined NOI from Continuing Operations (d)	$103,714	$96,525

Combined (Net Operating Loss) NOI from Discontinued Operations (d)	$(81)	$5,848

(a)
Consists of 221 properties and excludes properties acquired during 2013 and 2014, our development properties, an anticipated redevelopment property, an investment property classified as held for sale as of March 31, 2014 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Refer to pages 22 - 26 for definitions and reconciliations of non-GAAP financial measures.

(d)	Combined data includes our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

1st Quarter 2014 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	March 31, 2014	December 31, 2013
Equity Capitalization
Common stock shares outstanding	236,564	236,302
Common share price	$13.54	$12.72
	3,203,077	3,005,761
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,338,077	$3,140,761

Debt Capitalization
Mortgages payable	$1,612,258	$1,684,439
Mortgages payable associated with investment properties held for sale	30,124	6,435
Premium, net of accumulated amortization	1,037	1,175
Discount, net of accumulated amortization	(853)	(981)
Total mortgage debt, net	1,642,566	1,691,068

Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	230,000	165,000
Total consolidated debt capitalization	2,322,566	2,306,068

Pro rata share of our investment property unconsolidated joint ventures' total debt	28,436	28,507

Combined debt capitalization	2,351,002	2,334,575

Total capitalization at end of period	$5,689,079	$5,475,336

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	March 31, 2014	December 31, 2013

Total consolidated debt	$2,322,566	$2,306,068
Less: consolidated cash and cash equivalents	(62,667)	(58,190)
Net debt	$2,259,899	$2,247,878
Adjusted EBITDA (a) (b)	$381,476	$420,292
Net Debt to Adjusted EBITDA	5.9x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA	6.3x	5.7x

Net debt	$2,259,899	$2,247,878
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	28,436	28,507
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	(834)	(1,316)
Combined net debt	$2,287,501	$2,275,069
Combined Adjusted EBITDA (a) (b)	$384,548	$423,368
Combined Net Debt to Combined Adjusted EBITDA	5.9x	5.4x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	6.3x	5.7x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 22 - 26 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2014 Supplemental Information	6

Retail Properties of America, Inc.
Unsecured Credit Facility Covenants (a)
(amounts in thousands, except percentages and ratios)

	Covenant		March 31, 2014

Leverage ratio	< 60.0%	(b)	39.63%

Fixed charge coverage ratio	> 1.50x		2.42x

Secured indebtedness as a percentage of Total Asset Value	< 50.0%	(b) (c)	27.69%

Unencumbered asset pool covenants:

Leverage ratio	< 60.0%	(b)	26.30%

Unencumbered interest coverage ratio	> 1.75x		11.26x

(a)
For a complete listing of all covenants related to our unsecured credit facility (comprised of our unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

(c)	This covenant will decrease to 45.0% on May 13, 2014.

1st Quarter 2014 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of March 31, 2014
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a)	$1,599,277	6.15%		4.8 years
Variable rate construction loan	12,981	2.44%		0.6 years
Total mortgages payable	1,612,258	6.12%		4.8 years

Unsecured credit facility:
Fixed rate portion of term loan (b)	300,000	1.99%		4.1 years
Variable rate portion of term loan	150,000	1.61%		4.1 years
Variable rate revolving line of credit	230,000	1.66%		3.1 years
Total unsecured credit facility	680,000	1.79%		3.8 years

Total consolidated indebtedness	$2,292,258	4.84%	(c)	4.5 years

Consolidated Debt Maturity Schedule as of March 31, 2014

Year	Fixed Rate (a)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt	Total	% of Total	WA Rates on Total Debt

2014	$17,509	6.68%	$12,981	2.44%	$30,490	1.3%	4.87%
2015	384,557	5.70%	—	—	384,557	16.8%	5.70%
2016	46,172	5.86%	—	—	46,172	2.0%	5.86%
2017	296,019	5.66%	230,000	1.66%	526,019	22.9%	3.91%
2018	312,369	2.19%	150,000	1.61%	462,369	20.2%	2.00%
2019	514,808	7.50%	—	—	514,808	22.4%	7.50%
2020	22,403	7.56%	—	—	22,403	1.0%	7.56%
2021	22,027	4.99%	—	—	22,027	1.0%	4.99%
2022	199,830	4.86%	—	—	199,830	8.7%	4.86%
2023	31,276	4.18%	—	—	31,276	1.4%	4.18%
Thereafter	52,307	4.85%	—	—	52,307	2.3%	4.85%
Total	$1,899,277	5.49%	$392,981	1.67%	$2,292,258	100.0%	4.84%	(c)

(a)
Excludes mortgage premium of $1,037 and discount of $(853), net of accumulated amortization, that was outstanding as of March 31, 2014 and mortgages payable of $30,124 associated with one investment property classified as held for sale as of March 31, 2014. The interest rate for this property was 6.39% and the loan had a maturity date of April 1, 2015 but was repaid on April 1, 2014. Includes $8,284 of variable rate mortgage debt that was swapped to a fixed rate as of March 31, 2014.

(b)
In July 2012, we entered into an interest rate swap transaction to convert the variable rate portion of $300,000 of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.45% to 2.00%. The applicable margin was 1.45% as of March 31, 2014.

(c)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and loan fee amortization was 5.12%.

1st Quarter 2014 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2014
Consolidated Indebtedness
The Shoppes at Quarterfield	08/01/14	7.50%		Fixed	Secured	$4,812
Green Valley Crossing	11/02/14	2.44%	(b)	Variable	Secured	12,981
Crossroads Plaza	01/01/15	5.44%		Fixed	Secured	4,255
Pool #2 (7 properties)	03/01/15	6.39%		Fixed	Secured	18,719
Bison Hollow	04/01/15	6.39%		Fixed	Secured	7,486
Four Peaks Plaza	04/01/15	6.39%		Fixed	Secured	9,768
Grapevine Crossing	04/01/15	6.39%		Fixed	Secured	11,275
Pool #3 (3 properties)	04/01/15	6.39%		Fixed	Secured	7,008
Pool #4 (6 properties)	04/01/15	6.39%		Fixed	Secured	10,999
Pool #5 (4 properties)	04/01/15	6.24%		Fixed	Secured	45,353
New Forest Crossing	04/01/15	6.39%		Fixed	Secured	8,937
Vail Ranch Plaza	04/01/15	6.39%		Fixed	Secured	10,828
Ashland & Roosevelt	09/01/15	6.39%		Fixed	Secured	7,992
Montecito Crossing	09/01/15	5.90%		Fixed	Secured	16,827
Pool #7 (3 properties)	11/01/15	6.39%		Fixed	Secured	22,079
The Orchard	11/01/15	6.39%		Fixed	Secured	11,785
Jefferson Commons	12/01/15	5.14%		Fixed	Secured	56,500
King Philip's Crossing	12/01/15	6.39%		Fixed	Secured	10,403
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%		Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%		Fixed	Secured	60,138
HQ Building	01/01/16	6.39%		Fixed	Secured	9,159
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,432
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,913
Heritage Towne Crossing	09/30/16	4.52%	(c)	Fixed	Secured	8,284
The Gateway	04/01/17	6.57%		Fixed	Secured	96,815
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	57,858
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	85,574
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,386
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,730
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,646
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,785
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,870
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,607
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,329
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	9,133
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,347
IW JV 2009 portfolio (55 properties)	12/01/19	7.50%		Fixed	Secured	480,265
Eastwood Towne Center	05/01/20	8.00%		Fixed	Secured	22,175
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,307
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Greenwich Center I & II	03/01/22	4.82%		Fixed	Secured	14,475
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	20,000
Reisterstown Road Plaza	07/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	36,861
Greensburg Commons	03/01/26	4.83%		Fixed	Secured	10,250
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	27,500
The Market at Clifty Crossing	11/01/34	5.77%		Fixed	Secured	13,050
Total mortgage debt						$1,612,258

1st Quarter 2014 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2014

Term loan	05/11/18	1.99%	(d)	Fixed	Unsecured	$300,000
Term loan	05/11/18	1.61%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.66%		Variable	Unsecured	230,000
Total credit facility						680,000

Mortgage premium						1,037
Mortgage discount						(853)

Total consolidated indebtedness						$2,292,442

Property Name	Maturity Date	Interest Rate	Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2014	Pro Rata Share of Indebtedness
Unconsolidated Joint Venture Indebtedness
Huebner Oaks Center	09/05/15	5.75%	Fixed	Secured	$37,111	$7,422
John's Creek Village	10/01/15	5.17%	Fixed	Secured	21,386	4,277
Oswego Commons	12/01/16	3.35%	Fixed	Secured	21,000	4,200
Lincoln Park	12/01/17	4.05%	Fixed	Secured	26,386	5,277
Gardiner Manor Mall	03/01/22	4.95%	Fixed	Secured	36,300	7,260
Total unconsolidated joint venture indebtedness					$142,183	$28,436

Total combined indebtedness						$2,320,878

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and loan fee amortization was 5.12%.

(b)	The loan balance bears interest at a floating rate of LIBOR + 2.25%.

(c)	Variable rate debt based on LIBOR encumbering Heritage Towne Crossing was swapped to a fixed rate of 4.52% for the term of the loan.

(d)
We entered into an interest rate swap to convert the variable rate portion of $300,000 of LIBOR-based debt to a fixed rate through February 24, 2016. The swap effectively converts one-month floating rate LIBOR to a fixed rate of 0.54% over the term of the swap.

1st Quarter 2014 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Three Months Ended March 31, 2014
(amounts in thousands, except square footage amounts)

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt	GLA	Purchase Price	Mortgage Debt
Acquisitions:
Third party
Heritage Square	February 27, 2014	n/a	Multi-tenant retail	53,100	$18,022	$—	53,100	$18,022	$—
Bed Bath & Beyond Plaza (a)	February 27, 2014	n/a	Ground lease interest (a)	—	10,350	—	—	10,350	—
			Total acquisitions	53,100	28,372	—	53,100	28,372	—

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture	Property Type	GLA	Consideration	Mortgage Debt	GLA	Consideration	Mortgage Debt
Dispositions:
Consolidated
Riverpark Phase IIA	March 11, 2014	n/a	Single-user retail	64,300	$9,269	$—	64,300	$9,269	$—
			Total dispositions	64,300	$9,269	$—	64,300	$9,269	$—

(a)
We acquired the fee interest in an existing consolidated multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in our portfolio was not affected.

1st Quarter 2014 Supplemental Information	11

Retail Properties of America, Inc.
Property Overview as of March 31, 2014
(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100% (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	78	9,731	31.4%	94.3%	95.8%	$139,657	32.4%	$15.22
East	62	8,155	26.3%	94.1%	95.9%	102,766	23.8%	13.39
West	29	5,854	18.9%	90.5%	92.0%	80,837	18.7%	15.26
South	52	7,259	23.4%	91.5%	92.3%	108,107	25.1%	16.28
Total - Retail	221	30,999	100.0%	92.9%	94.3%	431,367	100.0%	14.98

Other:
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Consolidated Operating Portfolio	230	32,818		93.3%	94.6%	$452,263		$14.78

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	18.5%	99.4%	99.4%	$4,509	22.2%	$20.53
East	20.0%	3	538	45.0%	85.3%	94.4%	6,708	33.1%	14.62
South	20.0%	2	436	36.5%	94.9%	94.9%	9,062	44.7%	21.90
Total - Retail		6	1,195	100.0%	91.4%	95.5%	$20,279	100.0%	$18.57

Total Pro Rata Operating Portfolio (a) (c):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	79	9,775	31.3%	94.3%	95.8%	$140,559	32.3%	$15.25
East	65	8,263	26.5%	94.0%	95.9%	104,108	23.9%	13.40
West	29	5,854	18.7%	90.5%	92.0%	80,837	18.6%	15.26
South	54	7,346	23.5%	91.5%	92.4%	109,919	25.2%	16.35
Total - Retail	227	31,238	100.0%	92.9%	94.3%	435,423	100.0%	15.01

Other:
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Pro Rata Share	236	33,057		93.2%	94.6%	$456,319		$14.81

(a)	Excludes one consolidated multi-tenant retail property classified as held for sale as of March 31, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

1st Quarter 2014 Supplemental Information	12

Retail Properties of America, Inc.
State/Regional Summary as of March 31, 2014
(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a) (b):
Property Type/Region	Number of Properties	GLA	% of Total GLA (c)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (c)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.4%	100.0%	100.0%	$7,540	1.7%	$16.79
Indiana	4	653	2.1%	97.8%	98.6%	6,219	1.4%	9.74
Maine	1	190	0.6%	94.9%	94.9%	1,477	0.4%	8.19
Maryland	8	2,302	7.4%	91.7%	92.6%	32,542	7.5%	15.42
Massachusetts	4	763	2.4%	98.4%	98.4%	8,703	2.0%	11.59
Michigan	2	467	1.5%	93.1%	98.1%	7,938	1.8%	18.26
New Jersey	3	448	1.4%	94.2%	94.2%	4,744	1.1%	11.24
New York	33	2,002	6.4%	98.4%	98.7%	40,920	9.4%	20.77
Ohio	3	408	1.3%	79.3%	91.9%	2,444	0.6%	7.55
Pennsylvania	12	1,335	4.3%	93.3%	96.1%	16,598	3.8%	13.33
Rhode Island	3	271	0.9%	90.1%	90.1%	3,620	0.8%	14.83
Vermont	1	487	1.6%	92.5%	92.7%	7,814	1.8%	17.35
Subtotal - North	79	9,775	31.3%	94.3%	95.8%	140,559	32.3%	15.25

East
Alabama	6	372	1.2%	97.2%	97.6%	4,700	1.1%	13.00
Florida	13	1,448	4.6%	93.8%	95.5%	20,417	4.7%	15.03
Georgia	12	1,767	5.7%	89.4%	95.9%	19,167	4.4%	12.13
Illinois	6	813	2.6%	95.0%	95.4%	14,311	3.3%	18.53
Missouri	5	812	2.6%	90.4%	91.2%	8,405	1.9%	11.45
North Carolina	3	681	2.2%	99.7%	100.0%	7,399	1.7%	10.90
South Carolina	11	1,270	4.1%	97.2%	97.5%	14,914	3.4%	12.08
Tennessee	7	712	2.3%	95.5%	95.8%	7,595	1.7%	11.17
Virginia	2	388	1.2%	94.5%	95.5%	7,200	1.7%	19.64
Subtotal - East	65	8,263	26.5%	94.0%	95.9%	104,108	23.9%	13.40

West
Arizona	4	772	2.5%	92.7%	93.5%	11,024	2.5%	15.40
California	9	1,336	4.3%	94.4%	95.1%	23,420	5.4%	18.57
Colorado	2	475	1.5%	88.7%	89.6%	4,844	1.1%	11.50
Kansas	1	237	0.8%	100.0%	100.0%	2,396	0.6%	10.11
Montana	1	162	0.5%	100.0%	100.0%	1,989	0.5%	12.28
Nevada	3	607	1.9%	81.1%	87.1%	8,718	2.0%	17.71
New Mexico	1	224	0.7%	100.0%	100.0%	3,607	0.8%	16.10
Utah	2	717	2.3%	77.9%	81.4%	8,307	1.9%	14.87
Washington	5	1,310	4.2%	92.4%	92.9%	16,212	3.7%	13.39
Wisconsin	1	14	—%	100.0%	100.0%	320	0.1%	22.86
Subtotal - West	29	5,854	18.7%	90.5%	92.0%	80,837	18.6%	15.26

South
Louisiana	2	176	0.6%	100.0%	100.0%	1,865	0.4%	10.60
Oklahoma	6	164	0.5%	100.0%	100.0%	2,398	0.5%	14.62
Texas	46	7,006	22.4%	91.1%	92.0%	105,656	24.3%	16.55
Subtotal - South	54	7,346	23.5%	91.5%	92.4%	109,919	25.2%	16.35

Total - Pro Rata Retail	227	31,238	100.0%	92.9%	94.3%	435,423	100.0%	15.01

Other
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total - Pro Rata Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Pro Rata Operating Portfolio	236	33,057		93.2%	94.6%	$456,319		$14.81

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Excludes one consolidated multi-tenant retail property classified as held for sale as of March 31, 2014.

(c)	Percentages are only provided for our retail operating portfolio.

1st Quarter 2014 Supplemental Information	13

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of March 31, 2014
(square footage in thousands)

Consolidated Retail Operating Properties at 100% (a):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	78	9,731	94.3%	5,949	98.6%	1,767	93.6%	891	88.4%	1,124	77.2%
East	62	8,155	94.1%	4,371	97.3%	1,543	98.3%	759	92.1%	1,482	81.4%
West	29	5,854	90.5%	2,957	95.5%	1,209	95.3%	643	76.3%	1,045	79.3%
South	52	7,259	91.5%	3,127	95.9%	1,473	90.4%	961	92.9%	1,698	83.6%
Total - Consolidated at 100%	221	30,999	92.9%	16,404	97.2%	5,992	94.4%	3,254	88.2%	5,349	80.8%

Total - % Leased including Signed	221	30,999	94.3%	16,404	98.6%	5,992	95.2%	3,254	89.7%	5,349	82.9%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	85.3%	274	82.1%	116	100.0%	46	73.4%	102	82.7%
South	2	436	94.9%	195	100.0%	24	100.0%	108	89.0%	109	90.4%
Total - Unconsolidated at 100%	6	1,195	91.4%	542	90.9%	268	100.0%	160	84.8%	225	86.9%

Total - % Leased including Signed	6	1,195	95.5%	542	100.0%	268	100.0%	160	84.8%	225	86.9%

Total Pro Rata Retail Operating Portfolio (a) (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	79	9,775	94.3%	5,964	98.6%	1,793	93.7%	892	88.4%	1,126	77.3%
East	65	8,263	94.0%	4,426	97.1%	1,567	98.3%	768	91.9%	1,502	81.4%
West	29	5,854	90.5%	2,957	95.5%	1,209	95.3%	643	76.3%	1,045	79.3%
South	54	7,346	91.5%	3,165	95.9%	1,478	90.4%	983	92.8%	1,720	83.6%
Total - Pro Rata Share	227	31,238	92.9%	16,512	97.1%	6,047	94.4%	3,286	88.2%	5,393	80.8%

Total - % Leased including Signed	227	31,238	94.3%	16,512	98.6%	6,047	95.3%	3,286	89.7%	5,393	82.9%

(a)	Excludes one consolidated multi-tenant retail property classified as held for sale as of March 31, 2014.

(b)	Includes our consolidated retail operating properties plus our pro rata share of unconsolidated retail operating properties.

1st Quarter 2014 Supplemental Information	14

Retail Properties of America, Inc.
Top Retail Tenants as of March 31, 2014
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of March 31, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	27	1,041	3.6%	$15,222	3.5%	$14.62

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.3%	13,106	3.0%	19.42

Ross Stores, Inc.		38	1,069	3.7%	11,196	2.6%	10.47

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	31	778	2.7%	10,268	2.4%	13.20

Rite Aid Corporation		34	414	1.4%	10,246	2.4%	24.75

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	41	1,104	3.8%	10,189	2.3%	9.23

PetSmart, Inc.		32	650	2.2%	9,482	2.2%	14.59

The Home Depot, Inc.	Home Depot, Home Decorators	9	1,003	3.5%	8,386	1.9%	8.36

The Sports Authority, Inc.		15	643	2.2%	7,574	1.7%	11.78

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	29	616	2.1%	7,344	1.7%	11.92

Pier 1 Imports, Inc.		36	356	1.2%	6,640	1.5%	18.65

Regal Entertainment Group	Edwards Cinema	2	219	0.8%	6,609	1.5%	30.18

Publix Super Markets Inc.		14	598	2.1%	6,381	1.5%	10.67

Office Depot, Inc.	Office Depot, OfficeMax	24	473	1.6%	6,355	1.5%	13.44

Dicks Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.7%	5,348	1.2%	10.80

Staples, Inc.		18	375	1.3%	5,272	1.2%	14.06

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	48	255	0.9%	4,997	1.1%	19.60

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	5	761	2.6%	4,780	1.1%	6.28

AB Acquisition LLC	Acme, Jewel-Osco, Shaw's Supermarkets	5	312	1.1%	4,764	1.1%	15.27

Kohl's Corporation		8	672	2.4%	4,714	1.1%	7.01
Total Top Retail Tenants		437	12,509	43.2%	$158,873	36.5%	$12.70

1st Quarter 2014 Supplemental Information	15

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of March 31, 2014 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q1 2014	204	1,075	$17.70	$16.51	7.21%	5.32	$4.44
Q4 2013	205	1,112	$16.22	$15.44	5.05%	5.75	$9.52
Q3 2013	235	1,660	$13.97	$13.49	3.56%	5.48	$3.71
Q2 2013	257	1,344	$15.90	$15.17	4.81%	4.75	$4.03
Total - 12 months	901	5,191	$15.73	$14.97	5.08%	5.31	$5.19

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2014	152	877	$17.44	$16.41	6.28%	5.06	$1.12
Q4 2013	134	786	$16.53	$15.94	3.70%	4.98	$0.63
Q3 2013	162	1,318	$13.58	$13.21	2.80%	4.91	$0.47
Q2 2013	169	1,070	$15.53	$14.83	4.72%	4.41	$0.82
Total - 12 months	617	4,051	$15.50	$14.86	4.31%	4.83	$0.74

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2014	9	26	$26.70	$20.09	32.90%	8.33	$51.34
Q4 2013	14	158	$14.65	$12.96	13.04%	9.94	$34.99
Q3 2013	18	69	$21.48	$18.85	13.95%	8.45	$24.39
Q2 2013	25	75	$21.11	$20.09	5.08%	5.29	$16.32
Total - 12 months	66	328	$18.51	$16.40	12.87%	8.18	$29.77

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2014	43	172	$14.21	n/a	n/a	6.05	$14.37
Q4 2013	57	168	$19.91	n/a	n/a	5.87	$27.21
Q3 2013	55	273	$12.39	n/a	n/a	7.18	$14.13
Q2 2013	63	199	$15.14	n/a	n/a	6.31	$16.60
Total - 12 months	218	812	$15.01	n/a	n/a	6.38	$17.50

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

1st Quarter 2014 Supplemental Information	16

Retail Properties of America, Inc.
Retail Lease Expirations as of March 31, 2014
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2014, of lease expirations scheduled to occur during the remainder of 2014 and each of the nine calendar years from 2015 to 2023 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of March 31, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	303	1,041	3.6%	3.3%	$19,814	4.6%	$19.03	$19,816	$19.04
2015	454	2,669	9.2%	8.5%	40,580	9.3%	15.20	40,952	15.34
2016	441	2,517	8.7%	8.1%	44,028	10.1%	17.49	44,696	17.76
2017	418	2,841	9.8%	9.1%	43,198	9.8%	15.21	44,480	15.66
2018	471	3,184	10.9%	10.2%	53,473	12.3%	16.79	55,762	17.51
2019	411	4,156	14.3%	13.3%	62,597	14.3%	15.06	65,944	15.87
2020	140	2,456	8.5%	7.9%	29,019	6.7%	11.82	30,939	12.60
2021	100	1,546	5.3%	5.0%	22,096	5.1%	14.29	23,968	15.50
2022	102	1,959	6.8%	6.2%	26,754	6.2%	13.66	28,901	14.75
2023	112	1,745	6.0%	5.6%	25,292	5.9%	14.49	27,182	15.58
Thereafter	173	4,686	16.2%	15.0%	64,972	14.9%	13.87	73,125	15.60
Month to month	68	205	0.7%	0.7%	3,600	0.8%	17.56	3,600	17.56
Leased Total	3,193	29,005	100.0%	92.9%	$435,423	100.0%	$15.01	$459,365	$15.84

Leases signed but not commenced	65	457	—	1.4%	$6,766	—	$14.81	$7,346	$16.07
Available		1,777	—	5.7%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	15	279	1.0%	0.9%	$3,771	0.9%	$13.52	$3,771	$13.52
2015	72	1,629	5.6%	5.2%	17,800	4.1%	10.93	17,921	11.00
2016	64	1,529	5.3%	4.9%	20,111	4.6%	13.15	20,232	13.23
2017	60	1,864	6.4%	6.0%	19,163	4.3%	10.28	19,345	10.38
2018	73	2,012	6.9%	6.4%	25,237	5.8%	12.54	25,623	12.74
2019	121	3,283	11.3%	10.5%	41,981	9.6%	12.79	43,583	13.28
2020	63	2,149	7.4%	6.9%	21,830	5.0%	10.16	23,024	10.71
2021	39	1,279	4.4%	4.1%	16,549	3.8%	12.94	17,705	13.84
2022	53	1,757	6.1%	5.6%	21,635	5.0%	12.31	23,082	13.14
2023	48	1,504	5.2%	4.8%	19,821	4.6%	13.18	20,881	13.88
Thereafter	103	4,397	15.2%	14.1%	57,825	13.3%	13.15	64,239	14.61
Month to month	3	55	0.2%	0.2%	587	0.1%	10.67	587	10.67
Leased Total	714	21,737	75.0%	69.6%	$266,310	61.1%	$12.25	$279,993	$12.88

Leases signed but not commenced	11	295	—	0.9%	$3,164	—	$10.73	$3,390	$11.49
Available		527	—	1.7%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	288	762	2.6%	2.4%	$16,043	3.7%	$21.05	$16,045	$21.06
2015	382	1,040	3.6%	3.3%	22,780	5.2%	21.90	23,031	22.15
2016	377	988	3.4%	3.2%	23,917	5.5%	24.21	24,464	24.76
2017	358	977	3.4%	3.1%	24,035	5.5%	24.60	25,135	25.73
2018	398	1,172	4.0%	3.8%	28,236	6.5%	24.09	30,139	25.72
2019	290	873	3.0%	2.8%	20,616	4.7%	23.62	22,361	25.61
2020	77	307	1.1%	1.0%	7,189	1.7%	23.42	7,915	25.78
2021	61	267	0.9%	0.9%	5,547	1.3%	20.78	6,263	23.46
2022	49	202	0.7%	0.6%	5,119	1.2%	25.34	5,819	28.81
2023	64	241	0.8%	0.8%	5,471	1.3%	22.70	6,301	26.15
Thereafter	70	289	1.0%	0.9%	7,147	1.6%	24.73	8,886	30.75
Month to month	65	150	0.5%	0.5%	3,013	0.7%	20.09	3,013	20.09
Leased Total	2,479	7,268	25.0%	23.3%	$169,113	38.9%	$23.27	$179,372	$24.68

Leases signed but not commenced	54	162	—	0.5%	$3,602	—	$22.23	$3,956	$24.42
Available		1,250	—	4.0%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2014 Supplemental Information	17

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Investment Property Unconsolidated Joint Venture Combined Balance Sheets (a)

	March 31, 2014	December 31, 2013

Real estate assets	$270,930	$270,916
Less: accumulated depreciation	(54,647)	(52,624)
Real estate, net	216,283	218,292

Cash and cash equivalents	4,172	6,579
Receivables, net	2,826	3,037
Acquired lease intangible assets, net	3,567	3,947
Other assets, net	5,086	5,624
Total assets	$231,934	$237,479

Mortgage debt	$142,183	$142,537
Accounts payable and accrued expenses	2,296	4,211
Acquired lease intangible liabilities, net	971	1,200
Other liabilities	1,769	1,905
Total liabilities	147,219	149,853

Total equity	84,715	87,626
Total liabilities and equity	$231,934	$237,479

RPAI Pro Rata Investment Property Unconsolidated Joint Venture Combined Balance Sheets (b) (c)

	March 31, 2014	December 31, 2013

Real estate assets	$54,186	$54,183
Less: accumulated depreciation	(10,929)	(10,525)
Real estate, net	43,257	43,658

Cash and cash equivalents	834	1,316
Receivables, net	565	607
Acquired lease intangible assets, net	713	789
Other assets, net	1,018	1,125
Total assets	$46,387	$47,495

Mortgage debt	$28,436	$28,507
Accounts payable and accrued expenses	460	842
Acquired lease intangible liabilities, net	194	240
Other liabilities	354	381
Total liabilities	29,444	29,970

Total equity	16,943	17,525
Total liabilities and equity	$46,387	$47,495

(a)	Represents combined balance sheets of our MS Inland unconsolidated joint venture.

(b)	Represents our pro rata share of the combined balance sheets of our MS Inland unconsolidated joint venture, net of intercompany eliminations.

(c)
Combined balance sheets exclude our pro rata share of assets of $5,718 and $6,008, respectively, and liabilities of $2,991 and $3,082, respectively, from our captive insurance plan, Oak Property and Casualty, as of March 31, 2014 and December 31, 2013.

1st Quarter 2014 Supplemental Information	18

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Investment Property Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended March 31,
	2014	2013

Rental income	$5,167	$14,374
Tenant recovery income	1,695	4,590
Other property income	24	146
Total revenues	6,886	19,110

Property operating expenses	929	2,545
Real estate taxes	1,312	3,350
Depreciation and amortization	2,418	9,830
(Gain) loss on lease terminations	(179)	545
General and administrative expenses	39	180
Total expenses	4,519	16,450

Operating income	2,367	2,660

Interest expense, net	(1,770)	(2,731)
Other expense, net	—	(4)
Income (loss) from continuing operations	597	(75)

Discontinued operations (b):
Income (loss), net	3	(451)
Gain on sales of investment properties	—	1,019
Income from discontinued operations	3	568

Net income	$600	$493

Funds From Operations (FFO) (c)
Net income	$600	$493
Depreciation and amortization	2,418	12,275
Provision for impairment of investment properties	—	234
Gain on sales of investment properties	—	(1,019)
FFO	$3,018	$11,983

(a)
Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures. During 2013, we dissolved our joint venture arrangements with our partners in our Hampton and RioCan unconsolidated joint ventures.

(b)
Included within "Discontinued operations" above are the following: the property-level operating results of the five properties we acquired from our RioCan unconsolidated joint venture on October 1, 2013; all property-level operating results attributable to our Hampton unconsolidated joint venture; and, operating activity associated with a real estate transaction between joint ventures. The property-level operating results of the eight RioCan properties in which our partner acquired our 20% interest are presented within "Income (loss) from continuing operations" above given the continuity of the controlling financial interest before and after the dissolution transaction.

(c)	Refer to page 22 for definition of FFO.

1st Quarter 2014 Supplemental Information	19

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

RPAI Pro Rata Investment Property Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended March 31,
	2014	2013

Rental income	$1,033	$3,327
Tenant recovery income	339	1,060
Other property income	6	29
Total revenues	1,378	4,416

Property operating expenses	133	400
Real estate taxes	262	752
Depreciation and amortization	484	2,300
(Gain) loss on lease terminations	(36)	111
General and administrative expenses	8	38
Total expenses	851	3,601

Operating income	527	815

Interest expense, net	(354)	448
Other income, net	—	—
Income from continuing operations	173	1,263

Discontinued operations (b):
Loss, net	—	(29)
Gain on sales of investment properties	—	977
Income from discontinued operations	—	948

Net income	$173	$2,211
RPAI ownership adjustments (c)	(951)	(2,612)
Net loss attributable to RPAI's ownership interests	$(778)	$(401)

Funds From Operations (FFO) (d)
Net loss attributable to RPAI's ownership interests	$(778)	$(401)
Depreciation and amortization (e)	414	2,556
Provision for impairment of investment properties	—	224
Gain on sales of investment properties	—	(977)
FFO	$(364)	$1,402

(a)
Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties. During 2013, we dissolved our joint venture arrangements with our partners in our Hampton and RioCan unconsolidated joint ventures.

(b)
Included within "Discontinued operations" above are the property-level operating results attributable to our Hampton unconsolidated joint venture. Due to our continued involvement with the underlying properties, "Discontinued operations" above does not include the property-level operating results attributable to the five properties we acquired from our RioCan unconsolidated joint venture or the operating activity associated with a real estate transaction between joint ventures. Also excluded from "Discontinued operations" above are the property-level operating results of the eight RioCan properties in which our partner acquired our 20% interest as the pro rata statements above are prepared from the perspective of our unconsolidated joint ventures and continuity of the controlling financial interest in these eight properties was maintained before and after the dissolution transaction.

(c)
Represents adjustments to reflect RPAI's investment basis and other unconsolidated joint venture activity, inclusive of a $1,700 investment-level impairment charge recorded during the three months ended March 31, 2013 to the carrying value of our Hampton investment, outside basis amortization and activity from our captive insurance plan.

(d)	Refer to page 22 for definition of FFO.

(e)	Includes outside basis amortization.

1st Quarter 2014 Supplemental Information	20

Retail Properties of America, Inc.
Unconsolidated Joint Venture Overview and Debt Summary as of March 31, 2014
(dollar amounts and square footage in thousands)

Investment Property Unconsolidated Joint Venture Overview

			At 100%			Pro Rata Share
Joint Venture	Ownership Interest	Number of Properties	GLA	ABR	Fixed Rate Debt	GLA	ABR	Fixed Rate Debt

MS Inland	20.0%	6	1,195	$20,279	$142,183	239	$4,056	$28,436

Total Unconsolidated Joint Venture Debt Maturity Schedule as of March 31, 2014

Year	At 100%	Pro Rata Share	% of Pro Rata Share	WA Interest Rate

2014	$1,522	$304	1.07%	5.02%
2015	58,817	11,763	41.37%	5.52%
2016	22,093	4,419	15.54%	3.41%
2017	25,676	5,135	18.06%	4.08%
2018	653	131	0.46%	4.95%
2019	686	137	0.48%	4.95%
2020	721	144	0.50%	4.95%
Thereafter	32,015	6,403	22.52%	4.95%
Total (a)	$142,183	$28,436	100.00%	4.79%

(a)	As of March 31, 2014, the weighted average years to maturity of unconsolidated indebtedness was 3.7 years.

1st Quarter 2014 Supplemental Information	21

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of (gain) loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
Operating FFO
Operating FFO is defined as FFO excluding the impact on earnings from the early extinguishment of debt and other items as denoted within the calculation. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI) and Combined NOI from Continuing Operations
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Combined NOI from Continuing Operations represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI from Continuing Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI from Continuing Operations provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use NOI and Combined NOI from Continuing Operations to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations
Same Store NOI represents NOI from our same store portfolio consisting of 221 operating properties acquired or placed in service prior to January 1, 2013. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, one investment property classified as held for sale as of March 31, 2014 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

1st Quarter 2014 Supplemental Information	22

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

1st Quarter 2014 Supplemental Information	23

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2014	2013
Operating revenues:
Same store investment properties (221 properties):
Rental income	$105,013	$103,234
Tenant recovery income	26,195	22,269
Other property income	1,650	1,770
Other investment properties:
Rental income	10,221	3,579
Tenant recovery income	3,553	1,053
Other property income	132	35
Operating expenses:
Same store investment properties (221 properties):
Property operating expenses	(22,013)	(20,710)
Real estate taxes	(16,298)	(16,095)
Other investment properties:
Property operating expenses	(3,606)	(1,099)
Real estate taxes	(2,116)	(716)

Net operating income from continuing operations:
Same store investment properties	94,547	90,468
Other investment properties	8,184	2,852
Total net operating income from continuing operations	102,731	93,320

Other income (expense):
Straight-line rental income, net	1,943	(706)
Amortization of acquired above and below market lease intangibles, net	109	217
Amortization of lease inducements	(158)	(29)
Lease termination fees	105	639
Straight-line ground rent expense	(1,022)	(774)
Amortization of acquired ground lease intangible liability	140	—
Depreciation and amortization	(53,596)	(51,008)
Provision for impairment of investment properties	(394)	—
Gain (loss) on lease terminations	169	(211)
General and administrative expenses	(8,450)	(8,055)
Gain on extinguishment of other liabilities	4,258	—
Equity in loss of unconsolidated joint ventures, net	(778)	(401)
Interest expense	(31,863)	(45,697)
Other income, net	427	1,076
Total other expense	(89,110)	(104,949)

Income (loss) from continuing operations	13,621	(11,629)

Discontinued operations:
(Loss) income, net	(148)	576
Gain on sales of investment properties	655	4,909
Income from discontinued operations	507	5,485
Gain on sales of investment properties	—	4,264
Net income (loss)	14,128	(1,880)
Net income (loss) attributable to the Company	14,128	(1,880)
Preferred stock dividends	(2,362)	(2,362)
Net income (loss) attributable to common shareholders	$11,766	$(4,242)

Net operating income:
Consolidated NOI from continuing operations	$102,731	$93,320
Pro rata share of investment property unconsolidated joint ventures NOI (a)	983	3,205
Combined NOI from Continuing Operations	$103,714	$96,525

(a)	Amounts shown net of intercompany eliminations and inclusive of amounts from continuing operations only.

1st Quarter 2014 Supplemental Information	24

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	March 31, 2014	December 31, 2013

Net income attributable to common shareholders	$11,766	$34,724
Preferred stock dividends	2,362	2,363
Interest expense	31,863	34,440
Interest expense (discontinued operations)	68	364
Depreciation and amortization	53,596	58,155
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties (discontinued operations)	(655)	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	—	(5,435)
Gain on extinguishment of other liabilities	(4,258)	—
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Loss on lease terminations (a)	233	1,979
Provision for impairment of investment properties	394	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$95,369	$105,073
Annualized	$381,476	$420,292

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	354	356
Depreciation and amortization	484	485
Amortization of basis	(70)	(72)
Combined Adjusted EBITDA	$96,137	$105,842
Annualized	$384,548	$423,368

Reconciliation of Operating Income (Loss) from Discontinued Operations to (Net Operating Loss) NOI from Discontinued Operations

	Three Months Ended March 31,
	2014	2013

Operating revenues:
Rental income	$(124)	$6,887
Tenant recovery income	144	1,612
Other property income	23	108
Operating expenses:
Property operating expenses	(121)	(1,516)
Real estate taxes	(3)	(1,572)
(Net operating loss) NOI from discontinued operations	(81)	5,519

Other (expense) income:
Straight-line rental income, net	1	43
Amortization of acquired above and below market lease intangibles, net	—	48
Amortization of lease inducements	—	(65)
Straight-line ground lease expense	—	(133)
Depreciation and amortization	—	(3,456)
Interest expense	(68)	(1,430)
Other income, net	—	50
Total other expense	(67)	(4,943)

Operating (loss) income from discontinued operations	$(148)	$576

(Net operating loss) NOI from discontinued operations
Consolidated	$(81)	$5,519
Pro rata share of investment property unconsolidated joint ventures (b)	—	329
Combined (Net Operating Loss) NOI from Discontinued Operations	$(81)	$5,848

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "(Gain) loss on lease terminations" in the condensed consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

1st Quarter 2014 Supplemental Information	25

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended March 31,
	2014	2013
Operating revenues:
Same store investment properties (6 properties - MS Inland):
Rental income	$1,034	$1,023
Tenant recovery income	339	320
Other property income	5	5
Other investment properties (RioCan):
Rental income	—	2,259
Tenant recovery income	—	740
Other property income	—	4
Discontinued operations properties (Hampton):
Rental income	—	294
Tenant recovery income	—	103
Operating expenses:
Same store investment properties (6 properties - MS Inland):
Property operating expenses	(133)	(111)
Real estate taxes	(262)	(251)
Other investment properties (RioCan):
Property operating expenses	—	(283)
Real estate taxes	—	(501)
Discontinued operations properties (Hampton):
Property operating expenses	—	(22)
Real estate taxes	—	(46)

Net operating income:
Same store investment properties (6 properties - MS Inland)	983	986
Other investment properties (RioCan)	—	2,219
Discontinued operations properties (Hampton)	—	329
Total net operating income	983	3,534

Other income (expense) from continuing operations:
Straight-line rental income, net	7	68
Amortization of acquired above and below market lease intangibles, net	2	(19)
Amortization of lease inducements	(10)	(10)
Lease termination fees	1	20
Depreciation and amortization	(484)	(2,300)
Gain (loss) on lease terminations	36	(111)
General and administrative expenses	(8)	(38)
Interest expense, net	(354)	448
Total other expense	(810)	(1,942)

Other expense from discontinued operations, net	—	(358)

Gain on sales of investment properties	—	977

Net income	$173	$2,211

1st Quarter 2014 Supplemental Information	26